EXHIBIT 23



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in Registration Statement No. 333-13369 on Form S-8 dated October 3, 1996, Registration Statement No. 333-45903 on Form S-8 dated February 9, 1998, and Registration Statement No. 333-106245 on Form S-8 dated June 18, 2003 of Volt Information Sciences, Inc. of our report dated December 22, 2003, with respect to the consolidated financial statements and schedule of Volt Information Sciences, Inc. and subsidiaries included in the Annual Report (Form 10-K) for the year ended November 2, 2003.

                                                Ernst & Young LLP

New York, New York
January 27, 2004